Exhibit 99.1
MAGELLAN PETROLEUM CORPORATION
ANNOUNCES $10 MILLION EQUITY
INVESTMENT BY STRATEGIC INVESTOR
     PORTLAND, Maine, February 10, 2009 — Magellan Petroleum Corporation (NASDAQ: MPET) (ASX: MGN) announced that the Company has entered into a definitive securities purchase agreement with Young Energy Prize S.A., (“YEP”) a Luxembourg corporation, providing for a $10 million equity investment in the Company. YEP is a relatively new European firm targeting investments in the exploitation of underdeveloped oil and gas fields and in energy small-cap equity issues which have become undervalued in these challenging times. YEP may make its investment in part through YEP 1 SIF-SICAV (“YEP 1”), a specialized investment fund based in Luxembourg. Closing under the purchase agreement is subject to receipt of shareholder approval of the investment and an amendment to the Company’s certification of incorporation, as well as other customary closing conditions. The Company expects the closing to occur within 90 days.
     Magellan’s President and Chief Executive Officer, William H. Hastings said, “We are excited that YEP has shown confidence in and has made this first step toward Magellan’s future growth plan, especially in these challenging times. We expect to use these proceeds to further develop the Company’s assets in Australia and to help with initial funding of our international business development activities.”
     Walter McCann, Magellan’s Chairman of the Board, stated, “YEP’s strategic investment is a milestone in an ongoing evaluation process. The Company’s management and directors, in consultation with its advisors, reviewed Magellan’s strategic options. As part of this process, the Company hired Bill Hastings as its new President and CEO in December 2008. This equity investment is a next step in realization of the Company’s strategic vision. We continue to look at other means of capital expansion necessary to achieve our long-term business strategy. Beyond additional capital this transaction will bring two additional directors to Magellan’s Board. They have extensive financial, capital market and technical expertise in the oil and gas industry. We share a common vision and support a practical strategy to achieve it. This transaction is a game-changer for Magellan.”
     Nikolay V. Bogachev is Chairman & CEO of YEP. Of the transaction, he said “YEP looks forward to working with Bill Hastings and Magellan in an effort to monetize the Company’s existing portfolio while focusing on growth through the capture of new, larger business development opportunities.” J. Thomas Wilson, First Vice President and an Advisory Board Member of YEP 1 said “We look forward to a long-term relationship with Magellan and its other shareholders. Magellan provides an excellent development vehicle which will allow the Company, with new management, to build an asset base in this relatively low-cost environment targeted at the inevitable future demand growth in China and in Europe.”

     Investment Terms
     Under the terms of the securities purchase agreement, YEP will acquire a total of 8,695,652 shares of the Company’s Common Stock (the “Shares”) at a price of $1.15 per share, approximately 89% above the closing price of the Company’s Common Stock calculated as of the close of trading on February 9, 2009. When issued at the closing, the shares will represent approximately 17.3% of the Company’s total outstanding shares on a pro forma basis.  In addition, the Company has agreed at closing to issue a five-year warrant to YEP entitling YEP to purchase an additional 4,347,826 shares of the Company’s Common Stock through warrant exercise at a per share price of $1.20 (the “Warrant Shares”).
     YEP will designate two additional members to join the Company’s Board of Directors, effective upon the closing of the transaction. In order to make these additions to the Board, the Board will take action pursuant to the Bylaws to increase the size of the Board to seven (7) members and to elect, as of the closing date of the YEP investment, YEP’s designees to the Board. The Bylaw amendments will not become effective unless the transactions contemplated by the securities purchase agreement are consummated.
     YEP’s designees are Nikolay V. Bogachev and J. Thomas Wilson. Nikolay V. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed the Khantiy Mantsisk Oil Company (KMOC) which was purchased by Marathon Oil Company. He was the developer of Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol YPF, Shell and Petro-Canada) and has broad experience in the Middle East and Africa.
     Mr. Wilson is First Vice President of YEP and a Member of the YEP 1 Investment Advisory Board. He is a veteran in the energy sector with a strong geology and business development background. Most recently, Mr. Wilson worked actively, assisting Mr. Bogachev, in building value for KMOC in Moscow.   This work was done in partnership with Enterprise Oil (now Shell) and Marathon Oil.   Mr. Wilson was also actively involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new projects for Andeman International in Denver, led new international strategy and development for Apache Corporation there, and was a Project Manager for Shell Oil.
     Under the securities purchase agreement, the Company has agreed to seek shareholder approval of certain revisions to its Restated Certificate of Incorporation, in order to improve the corporate governance structure of the Company. Magellan intends to file its proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in the near future. The proxy statement will be mailed to the shareholders of Magellan when it is finalized. Shareholders of Magellan are advised to read the proxy statement when it becomes available, because it will contain important information. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the SEC’s website (http://www.sec.gov) or by request from the contacts listed below.
     Canaccord Adams, Inc. of Boston, Massachusetts, served as the Company’s financial adviser.
     The Company will file with the SEC a current report on Form 8-K which will include as exhibits copies of the securities purchase agreement, the registration rights agreement and the form of warrant agreement.
     This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Magellan. The Shares being sold in the private placement and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without being registered with the U.S. Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The Shares and Warrant Shares are being offered and sold only to YEP. Magellan has agreed to file a registration statement with the SEC covering the resale of the Shares issued in the private placement and the Warrant Shares issuable upon the exercise of the warrants.
     About Magellan
     Magellan was established in 1957, and was incorporated in the State of Delaware in 1967. Magellan’s common stock is quoted on the NASDAQ Capital Market (symbol: MPET) and on the Australian Stock Exchange in the form of CDI’s (symbol: MGN). The Company is engaged in the sale of oil and gas resulting from the exploration for and development of oil and gas reserves. Magellan’s most significant asset is its 100% equity ownership interest in Magellan Petroleum Australia Limited (“MPAL”). Magellan also has a direct 2.67% carried interest in the Kotaneelee Gas Field in the Yukon Territory of Canada. Magellan has approximately 5,950 record shareholders.
     About MPAL
     MPAL was established in 1964, and is headquartered in Brisbane, Australia. The company is engaged in the sale of oil and gas resulting from the exploration for and development of oil and gas reserves. The company’s oil and gas production assets are principally located in the Amadeus Basin of the Northern Territory in Australia, where MPAL operates the Palm Valley gas field. Other reserves and prospects are located elsewhere in Australia, and also in New Zealand and the United Kingdom.
     About YEP
     YEP was founded in 2007 by recognized entrepreneur Nikolay V. Bogachev, who has had partnerships with Enterprise Oil (now Shell), Marathon Oil, and other major oil companies in developing earlier investments. YEP is building a portfolio of energy investments worldwide with current efforts within the Western United States, in West Africa, and now, in Australia. YEP 1 SIF-SICAV is a Specialized Investment Fund in Luxembourg — a regulated vehicle under the supervision of the Commission de Surveillance du Secteur Financier (CSSF) there. YEP 1 SIF-SICAV is managed through an Advisory Board, composed of Investors and independent experts.
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For further information, please contact:
William H. Hastings, President and CEO of Magellan, (207) 776-5616
Daniel J. Samela, Chief Financial Officer of Magellan, at (860) 293-2006
Forward- Looking Statements
Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. These statements about Magellan and MPAL may relate to their businesses and prospects, revenues, expenses, operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are the likelihood and timing of the closing of the YEP investment transactions, pricing and production levels from the properties in which Magellan and MPAL have interests, the extent of the recoverable reserves at those properties, the future outcome of the negotiations for gas sales contracts for the remaining uncontracted reserves at both the Mereenie and Palm Valley gas fields in the Amadeus Basin, including the likelihood of success of other potential suppliers of gas to the current customers of Mereenie and Palm Valley production. In addition, MPAL has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. Magellan assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.